SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2004

Vie Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11747	22-6650372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1114 Avenue of the Americas, 22nd Floor, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 575-8200

Registrant’s telephone number, including area code:

1835 Market Street, Suite 420, Philadelphia, PA 19103

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Items

On May 25, 2004, Vie Financial Group, Inc. (“Vie” or the “Company”) issued a press release announcing the appointment of a new Director and the filling of vacancies on its Audit Committee. Additional information about these events are incorporated by reference to the press release dated May 25, 2004, a copy of which is filed as an exhibit hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release of Vie Financial Group, Inc. dated May 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 25, 2004

Vie Financial Group, Inc.

By:	/s/ Jennifer L. Andrews
Name:	Jennifer L. Andrews
Title:	Executive Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Vie Financial Group, Inc. dated May 25, 2004.